 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    Departure of Principal Accounting Officer. On March 5, 2013, Cecilia Situ, Controller and the designated Principal Accounting Officer of Bank of Marin (the “Bank”) subsidiary of parent company Bank of Marin Bancorp (NASDAQ: BMRC), announced that she would be resigning from her position effective March 22, 2013, in order to take a position with another company.

(c)    Appointment of Principal Accounting Officer. Effective March 22, 2013, Christina J. Cook, the Bank's Executive Vice President and Chief Financial Officer will be designated as the Bank's Principal Accounting Officer in addition to her current designation as Principal Financial Officer, and will assume the duties of Ms. Situ until a qualified Controller is identified. Ms. Cook, 47, joined Bank of Marin in August 2004 as Executive Vice President and Chief Financial Officer. Other than the temporary assumption of Ms. Situ's duties and designation as the Principal Accounting Officer, there will be no changes to Ms. Cook's employment arrangement with the Bank.

Dated:	March 11, 2013	BANK OF MARIN BANCORP

		By:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer